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                                                                   EXHIBIT 10.18

                         NETWORK EQUIPMENT TECHNOLOGIES, INC.

                       CORPORATE OFFICERS  LONG TERM VARIABLE
                                COMPENSATION  PROGRAM


      I.     PURPOSE OF THE PROGRAM

             This Corporate Officers Long Term Variable Compensation Program ("Program") is intended to promote the interests of Network Equipment Technologies, Inc., a Delaware corporation (the "Company"). This Program provides Corporate Officers of the Company with the opportunity to receive long term variable compensation once vesting events occur in accordance with the written terms of this Program, thereby encouraging them to contribute to the long term success and to remain in the service of the Company. This Program will be administered in conjunction with the Company's Variable Compensation
Program.   Participants will have no right to receive any compensation or consideration under or related to this Program except to the extend that a Vesting Event or Accelerated Vesting Event occurs.

      II.    ADMINISTRATION OF THE PROGRAM

             This Program shall be administered by the Compensation Committee ("Committee") of the Company's Board of Directors (the "Board") and, consistent with applicable law and the Company's By-laws, a Corporate Officer may be designated by the Committee to take all action and to execute and deliver all documents which such Officer may deem necessary or appropriate to carry out this Program. The Committee shall have full authority to administer the Program, including the authority to interpret and construe the provisions of the Program and to adopt rules for administering the Program. Decisions of the Committee shall be final and binding on all parties who have an interest in the Program.

             For purposes of administration and interpretation, the following definitions shall apply:

             CHANGE IN     -  A Change  in Control shall be deemed to occur:
             CONTROL

                              (i) on the first date that a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, acquire ownership of twenty-five percent (25%) or more of the Company's outstanding voting stock pursuant to a tender or exchange offer which the Board does not recommend that the shareholders of the Company accept; or



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                              (ii)  on the first date within any period of
                              twenty-four (24) consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number) ceases to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

             CORPORATE
             OFFICER       -  An officer is an employee of the Company who is
                              appointed by the Company's Board of Directors to a position of Corporate Officer pursuant to
                              Article V, Section 1 of the Company's By-laws
                              ("Officer").

             CORPORATE        A Corporate Transaction shall be deemed to
             TRANSACTION   -  occur in the event there is:

                              (i) a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                              (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

             DETERMINATION AND PAYMENT OF LONG
             TERM VARIABLE
             COMPENSATION  -  Once each fiscal year the CEO of the Company shall recommend and, subject to approval by the Committee, a separate amount of up to 50% of the amount received by a Corporate Officer under the Company's Variable Compensation Program in that




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                              year shall be identified in the Committee's
                              records as Long Term Variable Compensation that such Participant shall in the future receive, subject to occurrence of a Vesting Event or Accelerated Vesting Event. Payment of such amounts shall be made in increments of 25% following the occurrence of a Vesting Event over the next succeeding four years (no interest shall accrue or be paid on any such amounts). Provided, however, that upon the occurrence of an Accelerated Vesting Event, all such amounts shall be promptly paid to the Participant.

             PARTICIPANT   -  An Officer of the Company, who has been
                              designated as a Participant by the Committee and who is a full-time employee of the Company or one of its subsidiaries. Except as provided in the Program document or as otherwise determined in writing by the Committee, a Participant shall cease to be a Participant and shall have no ability or right to receive amounts that are not vested under this Program coincident with the termination of that person's full-time employment by the Company or one of its subsidiaries.

             SUBSIDIARY    -  Each corporation (other than the Company) in an
                              unbroken chain of corporations ending with the Company, provided such corporation (other than the last corporation in the chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all the classes of stock in one of the other corporations in such chain.

             VESTING EVENT -  Unless otherwise provided in writing by the
                              Committee, a Vesting Event shall occur annually on the last day of the Company's fiscal year for Participants who are employed full-time by the Company or its subsidiaries.

             ACCELERATED
             VESTING EVENT -  Should a Participant die or become permanently disabled or cease employment by the Company or its successor or assign following a Change in Control or Corporate Transaction or should this Program be discontinued by a successor in interest or assignee, then the all amounts identified by the Committee as




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                              potential Long Term Variable Compensation for
                              such Participant shall become immediately due and payable.

      III.   ELIGIBILITY

             Only Officers designated as Participants by the Committee will be eligible to participate in this Program.

             Participants shall have no right to receipt of any consideration or compensation under (or related to) this Program prior to the occurrence of a Vesting Event or Accelerated Vesting Event and except as expressly provided in writing herein or by the Committee.

      IV.    VESTING AND PAYMENT

             The occurrence of a Vesting Event or Accelerated Vesting Event for a Participant shall trigger an obligation for the Company to make a Payment of Long Term Variable Compensation to that Participant.

             Other than described above, a Participant shall have no right to receive any of the funds under or related to this Program.

             Each vested amount which becomes due and payable in accordance with the provisions of this Program shall be distributed in one lump sum payment. Lump sum disbursements shall be made by the Company as soon as commercially reasonable after vesting.

             All disbursements made under this Program to Participants shall be subject to the Company's withholding of any Federal, State or local income and employment taxes, to the extent Federal, State or local law requires withholding of taxes with respect to employees, and all such payments shall be net of such tax withholding.

             The Company and its Officers, Directors, employees, attorneys and agents shall have no obligation to pay any amounts under this Program except as expressly provided in writing under this Program. No Officer or individual Director of the Company shall have the right or power to create any such obligation or to modify the provisions of this Program. Participants shall have no right, title or interest in Company assets until a Vesting Date or Accelerated Vesting Date occurs as provided herein.

      V.     GENERAL PROVISIONS

             The Program is effective beginning in fiscal 1996. The Committee may at any time amend or terminate the Program. However, such action shall not affect any amounts identified as Long Term Variable Compensation pursuant to
Article II "Determination and Payment of Long Term Variable Compensation" prior to any such




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action, which amounts shall continue to vest and be payable upon the occurrence of what would have been Vesting Events or Accelerated Vesting Events had the Program not been amended or terminated.

             The Participant shall have no right to alienate, pledge or encumber his/her interest in any amounts identified by the Committee as potential Long Term Variable Compensation.

             Provided all other eligibility conditions exist at that time of a Participant's death, all vested amounts, including amounts vested as a result of that Accelerated Vesting Event, shall be paid to the Participant's designated beneficiary or, in the absence of such designation, to the Participant's estate.

             Neither the action of the Company in establishing the Program, nor any action taken by the Committee under the Program, nor any provision of the Program itself, shall be construed so as to impair the Company's right to remove any Participant from Corporate Officer status or to modify the terms of their employment or compensation or to terminate their employment at any time.

             The obligation of the Company to make the payments required hereunder shall be binding upon any successor or assign of the Company, whether by merger, consolidation, acquisition or other reorganization. No amendment or termination of the Program by the Company (or any successor or assignee) shall adversely affect or otherwise impair the rights of Participants to receive vested amounts.

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                         NETWORK EQUIPMENT TECHNOLOGIES, INC.

              CORPORATE OFFICER LONG TERM VARIABLE COMPENSATION PROGRAM

                              DESIGNATION OF BENEFICIARY


I hereby designate either the individual or individuals specified in Part A below or the trust or other entity specified in Part B below as the beneficiary or beneficiaries of all my right, title and interest in any Vested Long Term Variable Compensation under the N.E.T. Long Term Variable Compensation Program. I hereby revoke any prior designation of beneficiaries made by me:

PART A DESIGNATION

The following individual or individuals are hereby designated as my beneficiaries:

       NAME            ADDRESS              RELATIONSHIP          % OF TOTAL
       ----            -------              ------------          ----------

1.  ----------     ---------------     --------------------     -------------

2.  ----------     ---------------     --------------------     -------------

3.  ----------     ---------------     --------------------     -------------

The designated individual(s) must survive me; otherwise, his/her designated share is to be divided equally among the beneficiaries who do survive me. If no beneficiaries survive me, vested amounts are to be paid to my estate.


PART B DESIGNATION

The following trust or other entity is hereby designated as my sole beneficiary:

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This Beneficiary Designation was completed and signed by:

Participant's
Printed Name:
               -----------------------------------

Signature:
            --------------------------------------

Date:
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